UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the registrant	[X]
Filed by a party other than the registrant		[	]

Check the appropriate box:

[	] Preliminary proxy statement
[	] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ X ]	Definitive proxy statement
[	] Definitive additional materials
[	] Soliciting material pursuant to §240.14a-12

InfoTech USA, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of filing fee (check the appropriate box):

[ X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:

(3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
[ ] Fee paid previously with preliminary materials:

[    ]           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date File:

7 Kingsbridge Road, Fairfield, New Jersey 07004

January 27, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of InfoTech USA, Inc. to be held at our principal executive offices, 7 Kingsbridge Road, Fairfield, New Jersey 07004 on March 16, 2006, at 10:00 a.m. Eastern Time. The formal notice of the meeting, the proxy statement and a proxy card accompany this letter. Our Annual Report on Form 10-K for the year ended September 30, 2005, as filed with the Securities and Exchange Commission, is also enclosed.

I hope that you will be present at the meeting. Whether or not you plan to attend, please cast your vote on the Internet or by telephone or by marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope provided. The prompt execution of your proxy will be greatly appreciated.

Sincerely yours,

Jonathan F. McKeage

President and Chief Executive Officer

7 Kingsbridge Road, Fairfield, New Jersey 07004

Notice of the Annual Meeting of Stockholders

to be held on March 16, 2006

To the stockholders of InfoTech USA, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of InfoTech USA, Inc. will be held on March 16, 2006, at 10:00 a.m. Eastern Time, at 7 Kingsbridge Road, Fairfield, New Jersey 07004, for the following purposes:

1.	To elect two directors and to ratify the appointment of two directors;
2.	To ratify the selection of J. H. Cohn LLP as our independent registered public accounting firm; and
3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

If you were a stockholder of record at the close of business on January 20, 2006, the record date for the meeting, you may vote on these matters.

It is important that your shares be represented and voted at the meeting. Whether you plan to attend the meeting or not, we encourage you to vote in one of the following ways:

•	USE THE INTERNET WEBSITE shown on the proxy card;
•	USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card; or
•	MARK, SIGN, DATE and PROMPTLY RETURN the proxy card in the postage-paid envelope provided.

If you attend the meeting and prefer to vote in person, you may do so even if you have previously voted by proxy.

By Order of the Board of Directors

J. Robert Patterson

Secretary

Fairfield, New Jersey

January 27, 2006

7 Kingsbridge Road, Fairfield, New Jersey 07004

Proxy Statement

Election of Directors and Ratification of Appointment of Directors (Proxy Item No. 1)	4
Board of Directors	4
Directorships	6
Board Committees and Meetings	6
Code of Ethics	8
Compensation of Directors	8
Legal Proceedings and Indemnification	8
Executive Officers and Significant Employees	9
Section 16(a) Beneficial Ownership Reporting Compliance	9
Ownership of Equity Securities	9
Principal Stockholders	10
Change in Control	10
Executive Compensation	10
Option Grants in Last Fiscal Year	11
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	11
Report of the Compensation Committee	12
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	13
Report of the Audit Committee	13
Ratification of Selection of Independent Registered Public Accounting Firm (Proxy Item No. 2)	A-1
Performance Graph	A-1
Certain Relationships and Related Transactions	A-2
Stockholder Proposals	A-2

PROXY STATEMENT FOR THE

2006 ANNUAL MEETING OF STOCKHOLDERS

OF INFOTECH USA, INC.

Information About The Annual Meeting

Why am I receiving these proxy materials?

The Board of Directors of InfoTech USA, Inc. is soliciting proxies to be voted at the 2006 annual meeting. This proxy statement includes information about the issues to be voted upon at the meeting. We began mailing these proxy materials to stockholders on or about February 10, 2006.

Where and when is the meeting?

The meeting will take place on March 16, 2006 at our principal executive offices, located at 7 Kingsbridge Road, Fairfield, New Jersey 07004. The meeting will begin at 10:00 a.m. Eastern Time.

What am I voting on?

We are asking our stockholders to elect two directors, to ratify the appointment of two directors by the Board of Directors and to ratify the selection of J. H. Cohn LLP as our independent registered public accounting firm.

Who can vote?

Record holders of our common stock on January 20, 2006, the record date for the meeting, may vote at the meeting. On the record date, there were 4,896,398 shares of our common stock outstanding. We will make available a list of holders of record of our common stock as of the close of business on January 20, 2006, for inspection during normal business hours at our offices for ten business days prior to the meeting. This list will also be available at the meeting.

How many votes do I have?

You have one vote for each share of our common stock that you owned at the close of business on January 20, 2006, the record date. These shares include:

•	Shares held directly in your name as the “stockholder of record,” and
•	Shares held for you as the beneficial owner through a broker, bank or other nominee in “street name.”

What constitutes a quorum?

A majority of the shares of our common stock entitled to vote at the meeting represented in person or by proxy constitutes a quorum.

If I am a stockholder of record, how can I vote my shares?

If you are a stockholder of record, you may vote your shares in any one of the following ways:

•

Vote by Internet. Refer to the instructions on your proxy card. Internet voting is available 24 hours a day until the day before the meeting. If you vote via the Internet, you do not need to return your proxy card.

•

Vote by telephone. Refer to the instructions on your proxy card. Telephone voting is available 24 hours a day until through the day before the meeting. If you vote by telephone, you do not need to return your proxy card.

•	Vote by mail. Mark your proxy card, sign, date and return it in the postage-paid envelope provided.
•	Attend the annual meeting and cast your vote there.

If I hold shares in street name, how can I vote my shares?

If your shares of our common stock are held in the name of a broker, bank or other nominee in “street name,” follow the voting instructions you receive from your bank, broker or other nominee. If you wish to attend the meeting and vote your shares, you will need to bring an account statement or letter from your bank, broker or other nominee indicating that you were the record holder of shares of our common stock on January 20, 2006, the record date.

How can I change my vote?

You can change your vote in one of the following three ways:

•	Send in another proxy or vote again electronically after your original vote;
•	Notify ADP Investor Communication Services, Inc., P. O. Box 9079, Farmingdale, New York 11735-9769 in writing before the meeting that you have revoked your proxy; or
•	Vote in person at the meeting.

What vote is required to approve each proposal?

If a quorum is represented at the meeting, the following votes are required:

•	For the election of directors, a majority of our shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” the nominees.
•

For the ratification of the selection of J. H. Cohn LLP as our independent registered public accounting firm, a majority of our shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” the proposal.

•	Generally, a majority of our shares entitled to vote and present in person or by proxy at the meeting must be voted “FOR” such other matter.

How are votes counted?

Shares of our common stock represented by a proxy card marked “withhold” for the nominee or appointee acts as a vote against such nominee or appointee. A proxy card marked “abstain” on a matter will be considered to be represented at the meeting, but not voted for these purposes. If a bank, broker or other nominee indicates on its proxy card that it does not have authority to vote certain shares held in “street name” on a particular proposal, the shares not voted will not have any effect with respect to such proposal. A broker non-vote occurs when a bank, broker or other nominee does not have discretionary voting authority on a proposal, and the beneficial owner has not instructed the broker how to vote on such proposal.

If you vote by proxy, the persons named on your proxy card will vote your shares in the manner you indicate. You may specify whether your shares should be voted for the nominee or the appointee or for the selection of J. H. Cohn LLP or any other proposals properly brought before the meeting. If you vote by Internet or telephone and choose to vote with the recommendation of the Board of Directors, or if you vote by mail, sign your proxy card but do not indicate specific choices, your shares will be voted “FOR” the election of the directors and “FOR” the selection of J. H. Cohn LLP. If any other matter is properly brought before the meeting, the persons named on your proxy card will vote in accordance with their best judgment. At the time this proxy statement was printed, we knew of no matter that is required to be acted on at the meeting other than those discussed in this proxy statement.

How does the Board of Directors recommend that I vote for each proposal?

The Board of Directors recommends that you vote “FOR” each proposal.

What are the costs of soliciting these proxies?

We are paying the costs of preparing, printing, mailing and otherwise distributing these proxy materials. We have retained ADP Investor Communication Services, Inc. to solicit proxies. ADP Investor Communication Services, Inc. has agreed to perform this service for a fee, which is not expected to exceed $3,000, plus out-of-pocket expenses. A few of our officers and directors may also participate in the solicitation, without additional compensation, by telephone, mail, electronic means or in person. We will reimburse banks, brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions.

Where can I find the voting results of the meeting?

We will publish the voting results in our Quarterly Report on Form 10-Q for the second quarter of fiscal year 2006, which we will file on or before May 15, 2006. You can obtain a copy of the Form 10-Q by accessing the Securities and Exchange Commission’s website via the hyperlink we provide on our website located at www.infotechusa.com, by calling the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room or through the EDGAR system at www.sec.gov. Our Internet address is included in these proxy materials as an inactive textual reference only. The information contained on our website is not incorporated by reference into these proxy materials and should not be considered part of these materials.

How can I reduce the number of copies of proxy materials delivered to my household?

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports and proxy statements, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice that materials will be householded to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement by sending a written request to J. Robert Patterson, Vice President, Chief Financial Officer and Treasurer, InfoTech USA, Inc., 7 Kingsbridge Road, Fairfield, New Jersey 07004.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to J. Robert Patterson, Vice President, Chief Financial Officer and Treasurer, InfoTech USA, Inc., 7 Kingsbridge Road, Fairfield, New Jersey 07004.

Election of Directors and Ratification of Appointment of Directors (Proxy Item No. 1)

Board of Directors

Our certificate of incorporation provides that our Board of Directors shall be divided into three classes, which each class consisting, as nearly as possible, of one-third of the total number of directors constituting our entire board. Our bylaws provide that our Board of Directors shall consist of five members. Currently, our Board of Directors consists of five members with two members in two classes and one member in the other class. Directors for each class are elected at the annual meeting held in the year in which the term for their class expires. Mssrs. Doherty and Patterson are the only members in the class whose term expires at the 2006 annual meeting.

On January 3, 2006, Kevin McLaughlin resigned as Chairman and member of our Board of Directors and as our Secretary due to time constraints in connection with Mr. McLaughlin’s service as the Chief Executive Officer of VeriChip Corporation. On January 3, 2006, the Board of Directors appointed Scott R. Silverman, the Chairman, Chief Executive Officer and Acting President of Applied Digital Solutions, Inc., the Company’s majority stockholder, to fill the vacancy on the Board of Directors which resulted from Mr. McLaughlin’s resignation. The Board of Directors assigned Mr. Silverman to the class of directors with terms expiring in 2008.

Effective January 20, 2006, the Board of Directors appointed Jonathan F. McKeage as a director to fill a vacancy on the Board of Directors. The Board of Directors assigned Mr. McKeage to the class of directors with terms expiring 2008. Following Sebastian Perez’s resignation as Acting President and Chief Executive Officer of the company on January 20, 2006, Mr. McKeage was also elected as Chief Executive Officer and President of the Company.

You are being asked to vote on the ratification of the appointment of Mr. Silverman as a member and Chairman of the Board of Directors and Mr. McKeage as a member of the Board of Directors. In the event their appointments are not ratified, such directors will continue to serve as directors for their current terms; however, the Nominating Committee of the Board of Directors will take such lack of ratification into account in determining the appropriateness of submitting these directors as candidates for re-election.

Each nominee and appointee has agreed to serve, and the Board of Directors does not contemplate that any of the appointees or nominees will be unable to serve. However, if any of the appointees or nominees becomes unable to serve before the meeting, your proxy card will be voted for a person that the Board of Directors nominates in such person’s place, unless you have withheld authority to vote for the nominee. As of January 23, 2006, we did not have any vacancies on the Board of Directors. Proxies may not be voted for a greater number of persons than those identified below.

Other directors are not up for election this year and will continue in office for the remainder of terms or until their death, resignation or removal.

The following table sets forth certain biographical information with respect to Mr. Doherty, Mr. Patterson, Mr. Silverman and Mr. McKeage and Mr. Cobb who is continuing in office. Directors’ ages are as of January 23, 2006.

Jeffrey S. Cobb – continuing in office – term expiring 2007
Age:	44
Director since:	March 2004
Principal occupation/recent business experience:

Mr. Cobb is the Chief Operating Officer of IT – Resource Solutions, Inc. Prior to April 2004, Mr. Cobb was the Executive Vice President and Chief Operating Officer of SCB Computer Technology Inc. From 1998 to 2002, Mr. Cobb served as Executive Vice President and Chief Operating Officer of Professional Services of SCB Computer Technology Inc. Prior to that, Mr. Cobb worked at SCB Computer Technology Inc. as Executive Vice President of Operations from 1995 to 1998, as Senior Vice President of Operations and Administration from 1992 to 1995, and from 1989 to 1992 held other management positions at SCB Computer Technology Inc. Prior to 1989, Mr. Cobb held various sales and marketing positions at CYBEX and Eastern States Bankcard Association. Mr. Cobb earned his Bachelor of Science in Marketing and Management from Jacksonville University.

Charles L. Doherty – standing for election at this meeting for a term expiring 2009
Age:	71
Director since:	January 2001
Principal occupation/recent business experience:

Mr. Doherty works pro bono as a financial consultant to a variety of non-profit organizations. From 1988 to 1995, Mr. Doherty was Executive Vice President of Finance and Administration to Granada North America. Prior to that, Mr. Doherty served as a financial executive of entities subsequently acquired by Granada. Mr. Doherty earned his Bachelor of Science in Accounting and Masters of Business Administration in Finance degrees from Boston College.

Jonathan F. McKeage – appointee to be ratified at this meeting for a term expiring in 2008
Age:	53
Director since:	January 2006
Principal occupation/recent business experience:

Mr. McKeage was appointed our Chief Executive Officer, President and Director in January 2006. From 2004 until that time, Mr. McKeage was Vice President of Business Development of our parent company, Applied Digital, as well as of Digital Angel Corporation, Applied Digital’s majority-owned subsidiary. Previously he was an Account Manager with the investor relations firm of Allen & Caron, Inc., of New York City, from 2002 to 2004. For the 18 years prior to that, Mr. McKeage held executive positions with various New York investment banking firms, including Managing Director of Dominick & Dominick LLC, from 1995 to 2002.

J. Robert Patterson – standing for election at this meeting for a term expiring 2009
Age:	48
Director since:	April 2003
Principal occupation/recent business experience:

Mr. Patterson has been our Vice President, Chief Financial Officer and Treasurer since December 2000, and Secretary since January 2006. Prior to that, Mr. Patterson served as Vice President of Finance for the Network division of Applied Digital Solutions, Inc. Mr. Patterson has served as Controller of our subsidiary, InfoTech USA, Inc., since 1990. Mr. Patterson earned a Bachelor of Arts in Business Management degree from Western State College.

Scott R. Silverman –appointee to be ratified at this meeting for a term expiring in 2008
Age:	41
Director since:	January 2006
Principal occupation/recent business experience:

Mr. Silverman was appointed our Chairman of the Board in January of 2006. Mr. Silverman was appointed to the Board to fill the vacancy left by Mr. McLaughlin’s resignation on January 3, 2006. The Board of Directors elected Mr. Silverman Chairman of the Board on the same date. Since March 2003, he has served as Chairman of the Board and Chief Executive Officer of our parent company, Applied Digital Solutions, for which he also has served as Acting President since April 2005. From August 2001 to March 2002, he served as a special advisor to the Board of Directors of Applied Digital Solutions and from March 2002 to March 2003, he served as their President and as a member of the Board of Directors of that corporation. From September 1999 to March 2002, Mr. Silverman operated his own private investment-banking firm, and from October 1996 to September 1999 he served in various capacities at Applied Digital Solutions, including positions related to business development, corporate development and legal affairs. From July 1995 to September 1996, he served as President of ATI Communications, Inc., one of the Applied Digital Solutions’ subsidiaries. He began his career as an attorney specializing in commercial litigation and communications law at the law firm of Cooper Perskie in Atlantic City, New Jersey, and Philadelphia, Pennsylvania. Mr. Silverman is a graduate of the University of Pennsylvania and Villanova University School of Law. Mr. Silverman currently serves on the board of directors of Applied Digital Solutions’ majority-owned subsidiary, Digital Angel Corporation.

The Board of Directors recommends a vote “FOR” the election of Messrs. Doherty and Patterson and “FOR” the ratification of the appointment of Mr. Silverman and Mr. McKeage. As of the record date, Applied Digital Solutions, Inc. held an aggregate of 2,570,000 shares of our common stock, representing approximately 52.5% of the outstanding shares. Applied Digital Solutions has indicated that it intends to vote in favor of the election of Messrs. Doherty and Patterson.

Directorships

Mr. Silverman is a director of Applied Digital Solutions, Digital Angel Corporation and VeriChip Corporation. No other director holds directorships in any other company that has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or that is subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

Board Committees and Meetings

At least annually and generally at the time of discussing executive compensation, the non-management directors meet without the presence of management. The independent directors meet without the presence of management and any non-independent directors at least one time each year. When the Board of Directors meets without management and any non-independent directors, Mr. Silverman, or the chairman of the committee then in session, acts as the presiding director.

The Board of Directors has appointed an Executive Committee, an Audit Committee, a Nominating Committee and a Compensation Committee. Below is a table indicating the membership of each committee and how many times the Board of Directors and each such committee met and/or acted by written consent during fiscal year 2005. During fiscal year 2005, all directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which he serves.

	Board	Executive	Audit	Nominating	Compensation
Mr. Cobb	Member		Member	Member	Member
Mr. Doherty	Member	Chair	Chair		Member
Mr. McKeage	Member	Member		Chair
Mr. Patterson	Member
Mr. Silverman	Chair				Chair
Number of 2005 meetings	10	1	7	1	1

We do not require the directors to attend the annual meeting. All directors attended the 2005 annual meeting of stockholders except Mr. Doherty.

Stockholders or other parties interested in communicating directly with an individual director or with the non-management directors as a group may do so by writing to the individual director or group, c/o Scott R. Silverman, 1690 Congress Ave., Suite 200, Delray Beach, Florida 33445. The Board of Directors has directed that Mr. Silverman forward stockholder communications to any other director to whom the communications are directed. In order to facilitate an efficient and reliable means for directors to receive all legitimate communications directed to them regarding our governance or operations, Mr. Silverman will use his discretion to refrain from forwarding the following: sales literature, defamatory material regarding us or our directors, incoherent or inflammatory correspondence, particularly when such correspondence is repetitive and was addressed previously in some manner, and other correspondence unrelated to the corporate governance and oversight responsibilities of the Board of Directors.

Executive Committee

The Executive Committee was established by the Board of Directors in January 2001. The Executive Committee possesses all of the powers of the Board of Directors except the power to approve amendments to our Certificate of Incorporation or bylaws, approve a merger or sale of all or substantially all of our assets, declare dividends, issue stock or elect directors or fill vacancies on the Board of Directors. The Executive Committee operates under a written charter, adopted by the entire Board of Directors. We have not posted the charter on our website; however, a copy of the charter is available upon written request and without charge by contacting J. Robert Patterson, Vice President, Chief Financial Officer and Treasurer, InfoTech USA, Inc., 7 Kingsbridge Road, Fairfield, New Jersey 07004.

Audit Committee

The Audit Committee’s primary responsibilities are to assist the Board of Directors in undertaking and fulfilling its oversight responsibilities with regard to: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent registered public accounting firm and (iv) the performance of the Company’s independent registered public accounting firm. The Audit Committee operates under a written charter, adopted by the entire Board of Directors. The Board of Directors has determined that, in its judgment, the Audit Committee is composed solely of independent directors, as defined in the current Nasdaq listing requirements and Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has also determined that, in its judgment, Mr. Doherty qualifies as an “audit committee financial expert,” as defined by the Securities and Exchange Commission. The Audit Committee’s report is on page 2 of this proxy statement.

Nominating Committee

The Nominating Committee was established by the Board of Directors in March 2003. Because of the size of our Board of Directors, we do not require that the Nominating Committee be comprised solely of independent directors, as defined in the current Nasdaq listing requirements. The function of the Nominating Committee is to assist the Board of Directors in (i) identifying and evaluating potential director nominees, (ii) selecting, or recommending that the Board of Directors select, the director nominees for the next annual meeting of stockholders and (iii) overseeing the size and composition of the Board of Directors and its committees. The Nominating Committee relies primarily on the recommendations from management and members of the Board of Directors to identify director nominees. However, the Nominating Committee will consider suggestions from stockholders regarding possible director nominees. Such suggestions, together with appropriate biographical information, should be submitted in writing to our corporate secretary in the manner and within the timelines described under “Stockholder Proposals” on page 2 of this proxy statement. A candidate should possess the highest personal and professional ethics, integrity and values, and should possess a variety of skills derived from quality business experience. The Nominating Committee operates under a written charter, adopted by the entire Board of Directors. We have not posted the charter on our website; however, a copy of the charter is available upon written request and without charge by contacting J. Robert Patterson, Vice President, Chief Financial Officer and Treasurer, InfoTech USA, Inc., 7 Kingsbridge Road, Fairfield, New Jersey 07004.

Compensation Committee

The function of the Compensation Committee is to make recommendations to the Board of Directors concerning salaries, incentive compensation and benefit plans for our executives and employees. The Compensation Committee operates under a written charter, adopted by the entire Board of Directors. We have not posted the charter on our website; however, a copy of the charter is available upon written request and without charge by contacting J. Robert Patterson, Vice President, Chief Financial Officer and Treasurer, InfoTech USA, Inc., 7 Kingsbridge Road, Fairfield, New Jersey 07004. The Board of Directors has determined that, in its judgment, the Compensation Committee is composed solely of independent directors, as defined in the current Nasdaq listing requirements. The Compensation Committee’s report on executive compensation for fiscal year 2005 begins on page 2 of this proxy statement.

Code of Ethics

All of our employees, including our principal executive officer, our principal financial officer and our principal accounting officer, are required to abide by the Code of Conduct and Corporate Ethics General Policy Statement of Applied Digital Solutions. Accordingly, we do not maintain a separate code of ethics applicable solely to our employees. We believe that the Code of Conduct and Corporate Ethics General Policy Statement of Applied Digital Solutions substantially conforms with the code of ethics required by rules and regulations of the Securities and Exchange Commission.

In addition to the Corporate Ethics General Policy Statement of Applied Digital Solutions, in 2004, we adopted a separate code of ethics applicable solely to our principal executive officer, our principal financial officer and our principal accounting officer or persons performing similar functions. Copies of these policy statements are available upon written request and without charge by contacting J. Robert Patterson, Vice President, Chief Financial Officer and Treasurer, InfoTech USA, Inc., 7 Kingsbridge Road, Fairfield, New Jersey 07004.

Compensation of Directors

Our independent directors receive an annual fee of $1,000 payable quarterly in advance. In addition, each independent director receives $200 for attendance in person at each Board meeting and $100 for participation in each telephonic board meeting held. Directors who are also our officers or officers of Applied Digital Solutions currently receive no cash compensation for serving on the Board of Directors, other than reimbursement of reasonable expenses incurred in attending meetings. Non-employee directors also receive option grants upon becoming a director, for serving on committees of the Board of Directors or, at the board’s discretion, for participating in special projects requiring extraordinary effort. During fiscal year 2005, the Board of Directors granted the following options to the directors: Mr. Cobb – 87,500; Mr. Doherty – 87,500; Mr. McLaughlin – 75,000; and Mr. Patterson – 50,000.

Legal Proceedings and Indemnification

On October 22, 2002, Anat Ebenstein, our former President, Chief Executive Officer, Chief Operating Officer and director, filed a complaint against us, Applied Digital Solutions and certain officers and directors in connection with the termination of her employment. The complaint filed in the Superior Court of New Jersey, Mercer County, sought compensatory and punitive damages of $1.0 million arising from an alleged improper termination. On April 13, 2005, in connection with the settlement of this matter, we agreed to forgive a $20,000 loan payable by Ms. Ebenstein to us and to pay Ms. Ebenstein $600,000, a portion of which was in the form of an annuity. Our employment practices liability insurance provider covered 90% of the amount payable by us under the terms of the settlement.

Our bylaws provide that we shall indemnify each director and such of our officers, employees and agents as the Board of Directors shall determine from time to time to the fullest extent provided by the laws of the State of Delaware. We also carry insurance providing for indemnification, under certain circumstances, to all of our directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers.

Executive Officers and Significant Employees

Biographical information with respect to those executive officers who also serve on the Board of Directors is included above. In addition, Mark R. Kosloski, 35, joined us in November 2004 as Vice President of Technologies and was named our Chief Technology Officer in January 2006. Prior to joining InfoTech USA, Inc., Mr. Kosloski served as a Business Development Manager for the New York/New Jersey region at GreenPages, Inc. from November 2003 to November 2004. Mr. Kosloski also held a senior position at Lucent Technologies, Inc., where he served as a Managing Consultant, leading their Microsoft Enterprise Accounts for Eastern and Central Regions from October 1999 to August 2002. Prior to 1999, Mr. Kosloski served in various leadership and technical positions for six years at International Network Services, Inc. Mr. Kosloski is a U.S. Navy veteran who served from 1989 to 1994 where he studied and worked in Advanced Electronics and Fire Control Systems.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies of all such reports to us. During fiscal year 2005, Mr. Perez (former acting CEO and President) was late in filing one Form 4. We believe that, based upon a review of filings with the Securities and Exchange Commission and representations as to whether or not such statements were required, all such other filings were made on a timely basis.

Ownership of Equity Securities

The following table sets forth information regarding shares of our common stock beneficially owned by each director, by each named executive officer and by all directors and executive officers as a group as of January 23, 2006. Except as noted, all such persons possess sole voting and investment power with respect to the shares listed.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Jeffrey S. Cobb	237,500	4.6%
Charles L. Doherty	452,500	8.5%
J. Robert Patterson	250,000	4.9%
Scott R. Silverman	450,000	8.4%
All directors and named executive officers as a group (5 persons)	1,390,000	22.2%

(1) This table includes the presently exercisable options and options which become exercisable on or before March 28, 2006 set forth following the respective names of each director and named executive officer: Jeffrey S. Cobb – 237,500; Charles L. Doherty – 437,500; J. Robert Patterson – 250,000; Scott R. Silverman – 450,000; and all directors and executive officers as a group – 1,375,000.

The following table sets forth information regarding shares of common stock of Applied Digital Solutions, Inc., our majority stockholder, beneficially owned by each director, by each named executive officer and by all directors and executive officers as a group as of January 23, 2006. Except as noted, all such persons possess sole voting and investment power with respect to the shares listed.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Jeffrey S. Cobb	—	—
Charles L. Doherty	—	—
Jonathan F. McKeage	100,700	0.1
J. Robert Patterson	1,936	*
Scott R. Silverman	2,175,000	3.1
All directors and named executive officers as a group (5 persons)	2,277,636	3.3

(1) This table includes the presently exercisable options and options which become exercisable on or before March 28, 2006 set forth following the respective names of each director and named executive officer: Jeffrey S. Cobb – 0; Charles L. Doherty – 0; Jonathan F. McKeage – 100,000; J. Robert Patterson – 1,880; Scott R. Silverman – 2,175,000; and all directors and executive officers as a group – 2,276,880.

* Represents less than 1%.

Principal Stockholders

The following table sets forth information regarding persons known to us (other than the directors and named executive officers shown above) to beneficially own more than 5% of our common stock as of January 23, 2006:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Applied Digital Solutions, Inc. 1690 South Congress Ave., Suite 200 Delray Beach, Florida 33445	2,570,000 (1)	52.5%
Dominick & Dominick LLC 150 East 52nd Street New York, New York 10022	350,000 (2)	6.7%
Jerome C. Artigliere 48 Stumpfield Road Kensington, NH 03833	500,000 (3)	9.3%
Michael Krawitz 1690 South Congress Ave., Suite 200 Delray Beach, Florida 33445	450,000 (4)	8.4%
David A. Loppert 107 Pembroke Drive Palm Beach Gardens, Florida 33418	300,000 (5)	5.8%
Scott R. Silverman 1690 South Congress Ave., Suite 200 Delray Beach, Florida 33445	450,000 (6)	8.4%

(1)     Based on Schedule 13D filed with the Securities and Exchange Commission on December 26, 2000. Applied Digital Solutions, Inc., a Missouri corporation, has sole voting and dispositive power as to 2,570,000 shares.

(2)     Represents 350,000 exercisable options granted on January 1, 2001 as compensation for services provided to us. Based on correspondence received from Dominic and Dominic, Roseann T. Cook, Chief Operating Officer of Dominic and Dominic, will possess sole voting and dispositive power as to the shares upon exercise of the options or warrants.

(3)     Represents 500,000 exercisable options granted on June 28, 2002. We believe Mr. Artigliere will possess sole voting and dispositive power as to the shares upon exercise of the options or warrants.

(4)     Based on Schedule 13G filed with the Securities and Exchange Commission on March 26, 2004. Mr. Krawitz has sole voting and dispositive power as to 450,000 shares.

(5)     Based on Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on April 1, 2003. Mr. Loppert has sole voting and dispositive power as to 300,000 shares.

(6)     Based on Schedule 13G filed with the Securities and Exchange Commission on March 29, 2004. Mr. Silverman has sole voting and dispositive power as to 450,000 shares.

Change in Control

At the time this proxy statement was printed, we knew of no arrangements that could result in a change of control of the company.

Executive Compensation

The following table sets forth the compensation paid or accrued by us during each of the three fiscal years ended September 30, 2005 to our acting chief executive officer and one other executive officer whose total cash compensation for such periods exceeded $100,000:

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($) (1)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts (#)	All Other Compen- sation ($)
J. Robert Patterson, Director, Vice President, CFO and Treasurer	2005	$120,250	$ —	$9,000	$ —			$ —
	2004	120,250	–	9,000	–	–	–	–
	2003	120,250	–	8,613	–	–	–	–
Sebastian F. Perez, acting President and CEO (2)	2005	138,750		9,000	–	–	–	–
	2004	138,750		9,000	–	–	–	–
	2003	136,260	–	6,000	–	–	–	–
Mark R. Kosloski, Vice President of Technology(3)	2005	112,500	6,695	–	–	–	–	–
	2004	–	–	–	–	–	–	–
	2003	–	–	–	–	–	–	–

     (1)   Consists of an automobile allowance paid to the executive officers in equal monthly amounts.

     (2)   Appointed acting President and Chief Executive Officer on April 3, 2003; resigned January 20, 2006.

     (3)   Mark R. Kosloski joined the Company in November 2004.

Separation and General Release Agreement

In connection with the resignation of employment of Sebastian Perez as our Acting President and Chief Executive Officer, we entered into a Separation and General Release Agreement with Mr. Perez dated January 20, 2006 which provides for, among other things, (i) payment by the Company of six semi-monthly payments of $6,630.00, commencing on February 15, 2006 for a total amount of $39,780.00 and (ii) payment by the Company of COBRA medical coverage for three months following Mr. Perez’s resignation.

Employment Agreement

In connection with Mr. Jonathan F. McKeage's election as our President and Chief Executive Officer, Mr. McKeage will receive annual compensation in the amount of $150,000.

Restricted Stock Grant

On January 17, 2006, as an inducement to take the position of President and Chief Executive Officer, the Board of Directors granted Mr. McKeage 100,000 shares of restricted stock, half of which vests one year from the date of the grant and the other half of which vests two years from the date of the grant.

Option Grants in Last Fiscal Year

We did not grant any stock options to the named executive officers during the fiscal year ended September 30, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning the exercise of stock options by the named executive officers during the fiscal year ended September 30, 2005, the number of options owned by the named executive officers and the value of any in-the-money unexercised stock options as of September 30, 2005.

			Number of Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the- Money Options at Fiscal Year End ($) (1)
Name	Shares Acquired on Exercise (#)	Value Received ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
J. Robert Patterson	–	$ –	250,000	–	$ 20,000	$ –
Sebastian F. Perez (2)	–	–	50,000	–	–	–

(1)

The value of the unexercised in-the-money options at September 30, 2005 assumes a fair market value of $0.41, the closing price of our common stock as reported on the OTC Bulletin Board on September 30, 2005. The values shown are net of the option exercise price, but do not include deduction for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares.

(2)	Appointed acting President and Chief Executive Officer on April 3, 2003; resigned January 20, 2006.

Report of the Compensation Committee

Compensation Committee of the Board

The Compensation Committee’s primary responsibility is to review and approve the corporate goals and objectives relevant to the Chief Executive Officer and the other senior executive officers’ compensation plans. Additionally, the Committee is responsible for overseeing the Company employee benefit plans, incentive compensation plans, equity-based compensation plans and board compensation. The Committee is composed of three non-employee members of the Board of Directors.

Compensation Philosophy and Objectives

We conduct business in the highly competitive industry of information technology, and our ability to hire and retain highly qualified executive officers, sales professionals and technical personnel is vital to the success of the organization. As a result, the Compensation Committee focuses on designing executive officer compensation plans to be competitive with other comparably-sized and managed information technology companies. The Committee also oversees the non-executive compensation and benefit plans to ensure that they are competitive. Our executive and non-executive plans are designed and/or reviewed to make certain they are consistent and supportive of our overall corporate objectives and the interests of our stockholders. In order to motivate executives and other key employees that have a direct impact on our results, the Compensation Committee designs and approves compensation plans with long-term and short-term incentives that are based on our performance in attaining financial and non-financial objectives.

Setting Executive Compensation

Our compensation program for executive officers generally consists of a fixed base salary, performance-related bonus awards and long-term incentive compensation in the form of stock options. All three components of the executive officers’ compensation plan are reviewed annually and incentives, based on the performance of the business, may be established at the beginning of each fiscal year. In addition, our executives are able to participate in various benefit plans generally available to our other full-time employees.

Fiscal Year 2005 Executive Compensation

During fiscal year 2005, our Chief Executive Officer and Chief Financial Officer were paid the same base salary they were paid during fiscal year 2004. During fiscal year 2004, our Chief Executive Officer and Chief Financial Officer were paid the same base salary they were paid during the majority of fiscal year 2003. There was no incentive or bonus plan in 2005 and accordingly, no bonuses were paid, no options were granted to the executive officers and there were no salary increases.

Compensation Pursuant to Plans

1998 Stock Option Plan.

On February 24, 1998, the stockholders approved a stock option plan as a successor to the expiring 1988 Stock Option Plan. As of September 30, 2005, 80,000 options have been granted and remain outstanding under the 1998 Stock Option Plan. The 1998 Stock Option Plan had 1,000,000 shares of common stock reserved for issuance upon the exercise of options designated as either (i) incentive stock options or (ii) non-qualified stock options. Incentive stock options may be granted under the 1998 Stock Option Plan to our employees and officers. Non-qualified options may be granted to our consultants, directors (whether or not they are employees), employees or officers.

The purpose of the 1998 Stock Option Plan is to encourage stock ownership by certain of our directors, officers and employees and certain other persons instrumental to our success and to give them a greater personal interest in our success. The 1998 Stock Option Plan will terminate in February 2008; however, options granted under the plan will expire not more than 10 years from the date of grant.

1999 Employee Stock Purchase Plan.

On January 28, 1999, the stockholders approved the 1999 Employee Stock Purchase Plan. The 1999 Employee Stock Purchase Plan has 200,000 shares of common stock reserved for issuance upon purchase by our employees. The 1999 Employee Stock Purchase Plan provides our eligible employees with an opportunity to acquire an interest in our future.

The purpose of the 1999 Employee Stock Purchase Plan is to provide our employees with an opportunity to purchase common stock through accumulated payroll deductions, and give them a greater personal interest in our success. The 1999 Employee Stock Purchase Plan expires by its terms on December 17, 2008. No stock was purchased under this plan during the 2005 fiscal year.

2001 Flexible Stock Plan

On March 29, 2001, the stockholders approved the 2001 Flexible Stock Plan. As of September 30, 2005, 3,375,000 options were granted and remain outstanding under the 2001 Flexible Stock Plan. The 2001 Flexible Stock Plan initially had 2,500,000 shares of common stock reserved for issuance. This number is subject to an annual increase of 25% of the number of outstanding shares of common stock as of January 1 of each year, but may not exceed 10,000,000 in the aggregate. As of January 1, 2006, 1,380,000 shares of common stock are available for future issuance under the 2001 Flexible Stock Plan. These shares may be issued in the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance shares, cash awards, or other stock based awards.

The purpose of the 2001 Flexible Stock Plan is to attract, retain, motivate and reward employees and other individuals and to encourage ownership by employees and other individuals of our common stock. The Board of Directors may terminate the 2001 Flexible Stock Plan at any time. There were 300,000 options granted under this plan during the 2005 fiscal year.

401(k) Plan

On January 1, 1994, we adopted a 401(k) savings plan for the benefit of all eligible employees. All employees as of the effective date of the 401(k) plan became eligible to participate. Under the 401(k) plan, participants may elect to contribute from their compensation any amount up to the maximum deferral allowed by the Internal Revenue Code. Our contributions are discretionary and we may make optional contributions for any plan year at our discretion. We made no discretionary contributions under the 401(k) plan during fiscal year 2005. During the fiscal years ended September 30, 2005, 2004 and 2003, we recorded 401(k) administrative costs totaling $4,631, $4,588 and $6,698, respectively.

The Compensation Committee is pleased to submit this report to the stockholders with regard to the above matters.

Compensation Committee

Charles L. Doherty

Jeffrey S. Cobb

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The members of the Compensation Committee are identified with the summary of background and business experience of the directors above. No member of the Compensation Committee has served as our officer or employee or an officer or director of any of our subsidiaries.

Report of the Audit Committee

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is primarily responsible for the financial statements and the reporting process including the systems of internal controls, while our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. The Audit Committee discussed with our independent registered public accounting firm the overall scopes and plans for the audits. The Audit Committee met at least quarterly with our independent registered public accounting firm, with and without management present, and discussed the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements with management and our independent registered public accounting firm, including their judgments as to the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and clarity of disclosures and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

Our independent registered public accounting firm also provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence, including those matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. The Audit Committee considered whether the provision by J. H. Cohn LLP of non-audit services, including tax services, was compatible with their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2005 for filing with the Securities and Exchange Commission. The Audit Committee also evaluated and recommended to the Board of Directors (and the Board of Directors has approved) the reappointment of our independent registered public accounting firm for fiscal 2006.

While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States. This is the responsibility of management and our independent registered public accounting firm. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations or our business conduct policies.

The Audit Committee is pleased to submit this report to the stockholders with regard to the above matters.

Audit Committee

Charles L. Doherty, Chair

Jeffrey S. Cobb

Ratification of Selection of Independent Registered Public Accounting Firm (Proxy Item No. 2)

The firm of J. H. Cohn LLP has audited our financial statements for the fiscal years ending September 30, 2005, 2004 and 2003, and the Audit Committee has, subject to ratification by stockholders, appointed that firm to act as its independent registered public accounting firm for the fiscal year ending September 30, 2006. Accordingly, management will present at the meeting a resolution proposing the ratification of the appointment of J. H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2006. The Audit Committee and the Board of Directors are not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the selection, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain J. H. Cohn LLP or to appoint another independent registered public accounting firm. Furthermore, even if the selection is ratified, the Audit Committee in its discretion may approve the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our interest or the interests of our stockholders.

A representative of J. H. Cohn LLP is expected to be present at the meeting and will be given the opportunity to make a statement and to respond to appropriate questions addressed by stockholders.

Principal Accountant Fees and Services

The following table sets forth information regarding fees for services provided by J. H. Cohn LLP for the fiscal years ended September 30, 2005 and 2004.

Services	2005 Fees	2004 Fees
	(amounts in thousands)
Audit Fees (1)	$92	$78
Audit-Related Fees	6	4
Tax Fees (2)	15	13
All Other Fees	—	2
Total	$113	$97

(1)

Audit fees include the annual financial statement audit (including required quarterly reviews) and other procedures performed by our independent auditor to form an opinion on our consolidated financial statements.

(2)	Tax fees include tax planning and compliance services provided in relation to U.S. federal, state and local taxes.

For fiscal year 2005, our audit committee pre-approval policy required the Audit Committee to pre-approve all non-audit services. During 2005, all of the audit-related services, tax services and other services were pre-approved in accordance with this policy.

The Board of Directors recommends a vote “FOR” the ratification of the selection of J. H. Cohn LLP. As of the record date, Applied Digital Solutions, Inc. held an aggregate of 2,570,000 shares of our common stock, representing approximately 52.5% of the outstanding shares. Applied Digital Solutions has indicated that it intends to vote in favor of the ratification of the selection of J. H. Cohn LLP.

Performance Graph

The following performance graph compares the cumulative total stockholder return on our common stock with the cumulative total return of the NASDAQ Stock Market Index for U.S. companies and a group consisting of our peer corporations on a line-of-business basis for the period beginning on September 30, 2000 and ending on September 30, 2005. The total return assumes a hypothetical investment of $100 on September 30, 2000 and reinvestment of dividends. Our peer group consists of four companies believed to be engaged in similar businesses: En Pointe Technologies, Inc., Micros to Mainframes, Inc. and Pomeroy Computer Resources, Inc. You are cautioned against drawing any conclusions from the data contained in this graph, as past results are not necessarily indicative of future performance. The indices used are included for comparative purposes only and do not indicate an opinion of management that such indices are necessarily an appropriate measure of the relative performance of our common stock.

Comparison of Five-Year Cumulative Total Return

	September 30,
	2000	2001	2002	2003	2004	2005
InfoTech USA, Inc.	$100.00	$40.33	$62.59	$25.17	$47.29	$57.02
Nasdaq US	100.00	40.72	32.86	50.65	53.68	60.97
Peer Group	100.00	57.46	44.14	60.21	63.91	62.12

Certain Relationships and Related Transactions

On June 22, 2003, Applied Digital Solutions, Inc., our majority stockholder, borrowed $1,000,000 from us under the terms of a commercial loan agreement and term note. Mr. Silverman, our Chairman of the Board, is Chairman of the Board and Chief Executive Officer of Applied Digital Solutions. Under the terms of the loan, interest accrues at an annual rate of 16% and is payable monthly. The principal amount, together with any unpaid interest, is due and payable on June 30, 2006. As of January 23, 2006, $1,000,000 of principal and approximately $10,200 of interest was outstanding under this loan.

On January 20, 2006, Mr. McKeage was appointed our Chief Executive Officer, President and Director. From 2004 until that time, Mr. McKeage was Vice President of Business Development of our parent company, Applied Digital, as well as of Digital Angel Corporation, Applied Digital's majority-owned subsidiary.

We reimburse Applied Digital Solutions on a monthly basis for certain business expenses incurred on our behalf. In fiscal year 2005, 2004 and 2003, these costs included various business insurance coverage and other miscellaneous business expenses. Additionally, in 2005 and 2004 these costs included legal and accounting fees, and in fiscal year 2003, these costs included the salary, payroll taxes and benefits of personnel assigned to us. During fiscal years ending September 30, 2005, 2004 and 2003, we reimbursed Applied Digital Solutions approximately $110,000, $347,000 and $367,000, respectively, for such business expenses.

Stockholder Proposals

According to our certificate of incorporation and bylaws, proposals of eligible stockholders intended to be presented at the 2007 annual meeting must be received by us no less than sixty days and no more than ninety days prior to the meeting. According to the rules and regulations of the Securities and Exchange Commission, we must receive any such proposal by October 7, 2006 for inclusion in our proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies. A stockholder’s notice is required to set forth as to each matter the stockholder proposes to bring before the meeting various information regarding the proposal including (a) a brief description of the business desired to be brought before the meeting and reasons therefore, (b) the name and address of the stockholder proposing such business, (c) the number of shares of our common stock beneficially owned by such stockholder and (d) any material interest of such stockholder in such business. These requirements are separate from and in addition to the requirements of the Securities and Exchange Commission pertaining to stockholder proposals.

In order for a stockholder to nominate a candidate for director, under our certificate of incorporation and bylaws, timely notice of the nomination must be received by us in advance of the meeting. In order to be timely, we must receive such notice not less than sixty days and no more than ninety days prior to the meeting. However, if the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from the anniversary of the preceding year’s annual meeting, you must given us notice by no earlier than ninety days and no later than sixty days prior to the meeting or the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made. The stockholder filing the notice of nomination must describe various matters regarding the nominee, including such information as (a) the name, age, business and residence addresses, occupation and shares held of such person, (b) any other information relating to such nominee required to be disclosed in the proxy statement and (c) the name, address and shares held by the stockholder.

In each case, notice must be given to our corporate secretary, whose address is 7 Kingsbridge Road, Fairfield, New Jersey 07004. We will send a copy of our bylaws to any stockholder, without charge, upon written request.

Other

Whether or not you plan to attend the meeting in person, please mark, sign, date and return the enclosed proxy card promptly or vote over the Internet or by telephone in accordance with the instructions shown on the enclosed proxy card. You have the power to revoke your proxy at any time before it is exercised by giving written notice of revocation to ADP Investor Communication Services, Inc., P. O. Box 9079, Farmingdale, New York 11735-9769, by duly executing and delivering a proxy bearing a later date or by attending the annual meeting and casting a contrary vote. All shares represented by proxies received in time to be counted at the annual meeting will be counted. A postage-paid envelope is enclosed for your convenience. Your cooperation in giving this your immediate attention will be appreciated.

J. Robert Patterson

Secretary

January 23, 2006

This Proxy is Solicited on Behalf of

the Board of Directors of

InfoTech USA, Inc.

The undersigned hereby constitutes and appoints Scott R. Silverman and J. Robert Patterson, and each of them, his, her, or its true and lawful agents and proxies, with power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of InfoTech USA, Inc. (the “Company”) to be held at the Company’s principal executive offices, 7 Kingsbridge Road, Fairfield, New Jersey 07004 on March 16, 2006 at 10:00 a.m. Eastern Time, and at any postponements or adjournments thereof, and to vote all of the shares of common stock standing on the books of the Company in the name of the undersigned as specified herein and in their discretion on such other business as may properly come before the meeting.

Please mark votes as in this example	[ X ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

1.	Election of Directors and Ratification of Appointment of Directors
Nominee or Appointee	FOR	WITHHOLD authority to vote
Charles L. Doherty	[ ]	[ ]
J. Robert Patterson	[ ]	[ ]
Scott R. Silverman	[ ]	[ ]
Jonathan F. McKeage	[ ]	[ ]
2.	Ratification of selection of J. H. Cohn LLP as independent registered public accounting firm.
FOR	[	]
AGAINST	[	]
ABSTAIN	[	]

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted FOR each proposal referred to above.

Please mark, sign, date and promptly return this proxy card using the postage-paid envelope provided.

Signature

Date:

Signature

Date:

Joint Owners should each sign this proxy. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should give their full title.